Exhibit 99.3

HT Skills, Ltd

Financial Statements

For the Six Months Ended June 30, 2014 and 2013

HT SKILLS LTD

HT SKILLS LTD
Balance Sheets

	June 30,	December 31,
ASSETS	2014	2013
	(Unaudited)
CURRENT ASSETS:
Cash	$—	$—
Accounts receivable	99,662	229,154
Receivable - other	29,419	32,095
Unbilled receivables	275,901	12,624
Total current assets	404,981	273,873

Property, website and equipment, net of accumulated depreciation	14,878	99,733
TOTAL ASSETS	$419,859	$373,606

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Bank overdraft	$51,833	$66,554
Accounts payable	203,045	273,273
Accounts payable - related party	3,951	—
Accounts payable - other	23,234	11,250
Accrued expenses	—	5,153
Bank loans	494,862	334,357
Total current liabilities	776,925	690,587
TOTAL LIABILITIES	776,925	690,587

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 100,000 shares at 1.00 Pound, issued and outstanding 100,000 shares)	161,530	161,530
Accumulated other comprehensive loss	(14,574)	(22,919)
Accumulated deficit	(504,022)	(455,592)
Total stockholders’ deficit	(357,066)	(316,981)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$419,859	$373,606

The accompanying notes are an integral part of these unaudited financial statements.

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HT SKILLS LTD
Statements of Operations (unaudited)

	Six Months Ended
	June 30,
	2014	2013

Net revenues	$398,770	$390,841

Operating expenses
Cost of revenue	141,659	125,319
General and administrative	296,628	307,555
Total operating expenses	438,287	471,133

Loss from operations	(39,517)	(42,033)

Other income (expense):
Interest expense	(8,913)	(40,906)
Total other income (expense), net	(8,913)	(40,906)
Net loss	$(48,430)	$(82,939)

Other comprehensive loss:
Foreign currency translation adjustment	8,345	(8,179)
Comprehensive loss	$(40,085)	$(91,118)

The accompanying notes are an integral part of these unaudited financial statements.

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HT SKILLS LTD
Statements of Cash Flows (unaudited)

	For the Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,430)	$(82,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,855	15,749
Changes in operating assets and liabilities:
Accounts receivable	129,492	12,708
Accounts receivable - other	2,677	98,860
Bank overdraft	(14,721)	(3,655)
Unbilled receivable	(263,277)	(138,924)
Other current assets	—	(108,863)
Accounts payable and accrued expenses	(63,397)	78,418
Accounts payable - related party	3,951	(18,606)
Net cash provided by (used in) operating activities:	168,850	(147,251)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	160,505	172,877
Repayment of borrowings - related	—	(17,446)
Repayment of loans	—	—
Net cash (used in) provided by financing activities	160,505	155,431

Effect of foreign currency exchange rate on cash	8,345	(8,179)
Net increase (decrease) in cash	—	—
Cash at beginning of period	—	—
Cash at the end of the period	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

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HT SKILLS LTD

NOTES TO FINANCIAL STATEMENTS

1.            Description of Business

HT Skills, Ltd (the “Company”) is an entity organized under the laws of England and Wales incorporated on April 13, 2006. HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients.

2.            Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to United Kingdom Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients. HT Skills has successfully delivered Government-funded contracts for Skills Funding Agencies, Department of Work and Pensions, and European Social Funds and has secured sustainable employment for thousands of young people since 2006.

HT Skills learning programs include:

•         Business Administration

•         Customer Service

•         Leadership and Management

•         Childcare and Nursery Assistant

•         Health and Social Care

•         Hair and Beauty

Foreign currency and foreign currency transactions

The functional currency of HT Skills, Ltd is the British Pound. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.            Property, Website and Equipment

As of June 30, 2014 and December 31, 2013, the Company had property, website, and equipment, net of depreciation, valued at $14,878 and $99,733, respectively.

4.            Income Taxes

The statutory income tax rates in the United Kingdom are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

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5.            Customer Concentration

The Company provides apprenticeships and work-based vocational learning programs to the governments Skills Funding Agency through various learning initiative programs. As a result, 95% of the revenue of the Company is derived through these various government agencies.

6.            Bank Loans

As of June 30, 2014 and December 31, 2013, the Company had loans in the amount of $494,862 and $334,357, respectively. These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills.

7.            Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of June 30, 2014 and December 31, 2013, the manager of the Company had outstanding compensation in the amount of $3,951 and $0, respectively.

8.            Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and EFactor purchased all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the EFactor’s common stock.

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